                                                                   Exhibit 10.11

                       FIRST AMENDMENT TO CREDIT AGREEMENT

         This First Amendment to Credit Agreement ("Amendment") is made as of July 31, 2003 by and among PULTE MORTGAGE LLC, a Delaware limited liability company (the "Borrower"), BANK ONE, NA (the "Increasing Lender"), and BANK ONE, NA ("Agent") as administrative agent.

                                    RECITALS

         A. The Borrower, the Agent and certain other lenders are parties to that certain Fourth Amended and Restated Revolving Credit Agreement dated as of March 31, 2003 (as amended from time to time, the "Credit Agreement"). All capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

         B. The Borrower desires to amend the Credit Agreement to temporarily increase the Aggregate Commitment and Increasing Lender is willing to provide the full amount of such temporary increase on the terms stated herein.

         NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENTS

         1. Temporary Increase. As of the "Effective Date" (as defined below), the Aggregate Commitment shall be increased from $175,000,000 to $195,000,000 by an increase in the Increasing Lender's Commitment from $60,000,000 to $80,000,000. Upon the Effective Date, after giving effect to such increase, the Lenders' respective Commitment Percentages shall be shown on revised Schedule "1" attached to this Amendment. Such increase shall end on September 2, 2003 (the "Reduction Date"). Upon the Reduction Date, the Increasing Lender's Commitment shall be reduced by $20,000,000 to the amount in effect immediately prior to the Effective Date. After giving effect to such reduction and subject to any intervening changes in the Aggregate Commitment and the Lenders' respective Commitment Percentages shall be returned to the percentages in effect immediately prior to the Effective Date.

         2. Reduction Date Adjustment. On the Reduction Date the Borrower shall repay the amount, if any, by which the aggregate principal amount of the then outstanding Loans exceeds the reduced Aggregate Commitment. The Agent shall allocate such principal repayment among the Lenders so that each Lender's share of all Loans (other than Bid Loans) as of the end of business on the Reduction Date is equal to such Lender's new Commitment Percentage after giving effect to such reduction in the Aggregate Commitment.

         3. Effective Date. The "Effective Date" shall be deemed to have occurred on the date that all of the following conditions have been fulfilled:

                  (i)      this Amendment has been fully executed and delivered;

                  (ii) the Borrower has executed and delivered to the Increasing Lender an amended and restated Note in the amount of its increased Commitment;

                  (iii) the Agent has received a certified resolution from the members of the Borrower and of any other body authorizing the execution of the Loan Documents to which it is a party authorizing this Amendment; and

                  (iv) the Borrower has paid any upfront fee due to the Increasing Lender with respect to such increase in its Commitment.

         4.       Miscellaneous.

                  (i) The Borrower represents and warrants to the Lenders that (i) after giving effect to this Amendment, no Default or Unmatured Default exists, (ii) the Credit Agreement is in full force and effect, and (iii) the Borrower has no defenses or offsets to, or claims or counterclaims, relating to, its obligations under the Credit Agreement.

                  (ii) All of the obligations of the parties to the Credit Agreement, as amended hereby, are hereby ratified and confirmed. All references in the Loan Documents to the "Credit Agreement" henceforth shall be deemed to refer to the Credit Agreement as amended by this Amendment.

                  (iii) Nothing contained in this Amendment shall be construed to disturb, discharge, cancel, impair or extinguish the indebtedness evidenced by the existing Notes and secured by the Loan Documents or waive, release, impair, or affect the liens arising under the Loan Documents or the validity or priority thereof.

                  (iv) In the event of a conflict or inconsistency between the provisions of the Loan Documents and the provisions of this Amendment, the provisions of this Amendment shall govern. The provisions of this Amendment, the Credit Agreement, the Security Agreement and the other Loan Documents are in full force and effect except as amended herein and the Loan Documents as so amended are ratified and confirmed hereby by the Borrower.

                  (v) The Borrower agrees to reimburse the Agent and the Increasing Lender for all reasonable out-of-pocket expenses (including legal fees and expenses) incurred in connection with the preparation, negotiation and consummation of this Amendment.

                  (vi) This Amendment shall be effective as of the date that the Agent has received executed counterparts of this Amendment from the Borrower and the Increasing Lender.

                  (vii) This Amendment may be executed in counterparts which, taken together, shall constitute a single document.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year written below:

                                       PULTE MORTGAGE LLC, a Delaware limited
                                       liability company

                                       By: /s/ John D'Agostino
                                           _____________________________________
                                       Name:  John D'Agostino

                                       Title: Vice President

                                       Date:____________________________________

                                       BANK ONE, NA, as Agent

                                       By: /s/ Rodney Davis
                                           _____________________________________
                                       Name:  Rodney S. Davis

                                       Title: Associate Director

                                       Date:____________________________________

                                       BANK ONE, NA, as the Increasing Lender

                                       By: /s/ Rodney Davis
                                           _____________________________________
                                       Name: Rodney S. Davis

                                       Title: Associate Director

                                       Date:____________________________________

                                  SCHEDULE "1"

                     COMMITMENTS AND COMMITMENT PERCENTAGES

                                                           (B)
                                                        COMMITMENT
                                                        PERCENTAGE
                                                        ----------              (C)
                                      (A)              (A/Aggregate          SWINGLINE
      LENDER                       COMMITMENT           Commitment)          COMMITMENT
      ------                       ----------           -----------          ----------
Bank One, N.A.                    $ 80,000,000          41.02564%           $15,000,000

Bank of America, N.A.             $ 50,000,000          25.64103%

Comerica Bank                     $ 25,000,000          12.82051%

Credit Lyonnais New York Branch   $ 25,000,000          12.82051%

Wells Fargo, N.A.                 $ 15,000,000           7.69231%

                                  $195,000,000               100%